UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 26, 2006

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2006, Cost Plus, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Inland Real Estate Acquisitions, Inc. (“Inland”). Pursuant to the Purchase Agreement, the Company will sell the property located at 12300 Dominion Way, Windsor, Virginia, to Inland. The property consists of approximately 84 acres and includes a distribution facility of approximately 1,000,000 square feet (the “Property”). Provided that all of the conditions set forth in the Purchase Agreement are met, the Company anticipates that the closing date will be on, or around, December 15, 2006. The purchase price for the Property will be Fifty-Two Million Two Hundred Seven Five Thousand Dollars ($52,275,000) and will be paid on the closing date.

In connection with Inland’s purchase of the Property, the Company intends to enter into a lease agreement with Inland, as lessor, and the Company, as lessee (the “Lease Agreement”) that will become effective simultaneously with the closing of the Purchase Agreement. Pursuant to the Lease Agreement, the Company will lease the Property described above, including the distribution facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Thomas D. Willardson
Thomas D. Willardson,
Executive Vice President and Chief Financial Officer

Dated: November 27, 2006